Exhibit 10.2

EXECUTION COPY

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION.

SECURED CONVERTIBLE NOTE

$1,604,000	March 25, 2004

Subject to the terms and conditions of this Convertible Note (the “Note”), for good and valuable consideration received, THE SANDS REGENT, a Nevada corporation (the “Company”), promises to pay to the order of DAVID R. BELDING (the “Holder”), or his registered assigns, the principal amount of One Million Six Hundred Four Thousand Dollars ($1,604,000), together with an annual simple interest of seven and one-half percent (7.5%) (the “Note Rate”), accrued on unpaid principal from the date of this Note until paid. Interest on this Note shall be calculated on the basis of a 365-day year and charged on the basis of actual days elapsed.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1 Payment.

1.1 Interest on unpaid principal shall be due and payable in arrears within five (5) days after the end of each calendar month, provided that, if such day falls on a Saturday, Sunday or banking holiday in Nevada, such interest shall be due instead on the next business day until the entire principal is paid.

1.2 The entire balance of principal shall be due and payable in full on March 25, 2007; provided, however, that, upon at least 180 calendar days advance written notice to the Company, Holder may in its sole discretion extend the maturity date of this Note to March 25, 2009 (the “Maturity Date”).

1.3 Except as set forth in this Section 1.3, the Company may not prepay all or any amount due under this Note without the prior written consent of the Holder. In the event that the closing price of the common stock, par value $0.10 per share, of the Company (“Common Stock”) on any trading day (as quoted on Nasdaq or such other stock exchange or quotation system as the Common Stock is then traded) is equal to or greater than $8.15, thereafter, upon 30 days advance written notice (the “Notice”) to Holder, the Company may, to the extent permitted under the Subordination Agreement to be executed between Holder and the Administrative Agent (as defined below), prepay this Note in whole (or any outstanding balance thereof) or in part (provided, that, any partial prepayment of this Note shall be in an amount equal to or greater than $250,000 (with amounts exceeding such amount being in increments of $50,000)), without premium or penalty; provided, however, that, during such 30 day period, the Holder may convert this Note as set forth in Section 2 below in an amount equal to the amount to be prepaid by the Company pursuant to the Notice.

1.4 Except with respect to Holder’s rights for Conversion as set forth in Section 2 below, all payments on this Note shall be made in lawful money of the United States of America at the office of the Holder at Gold Strike Hotel, c/o Bruce Hampton, P.O. Box 19278, Jean, Nevada 89019, or at such other place as the Holder may designate in writing from time to time.

2 Conversion.

The principal amount of this Note and all accrued but unpaid interest due hereunder will convert into shares of Common Stock, if at all, as follows:

2.1 The Holder of this Note has the right, at the Holder’s option, at any time prior to payment in full of the principal balance of this Note, to convert this Note and any accrued but unpaid interest thereon, in accordance with the provisions of Section 2.2 hereof, in whole or in part (provided, that, any partial conversion of this Note shall be in an amount equal to or greater than $250,000 (with amounts exceeding such amount being in increments of $50,000)), into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock into which this Note may be converted (the “Conversion Shares”) shall be determined by dividing the aggregate outstanding principal amount of this Note and any accrued but unpaid interest thereon by the Note Conversion Price (as defined below). The initial “Note Conversion Price” hereof shall be equal to $6.52.

2.2 Before the Holder shall be entitled to convert this Note into shares of Common Stock, it shall surrender this Note at the office of the Company or such other place as previously directed by the Company in writing to the Holder, and shall deliver together therewith a fully executed Notice of Conversion, in the form attached as Exhibit A, postage prepaid, to the Company, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note together with the Notice of Conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

2.3 The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

2.4 Each certificate representing shares of Common Stock issued upon conversion of this Note shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION OF THE UNITED STATES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED BY THE COMPANY, THAT THERE IS AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

2.5 After the conversion of this Note in conformity with the provisions of this Section 2 and upon the surrender of this Note at the office of the Company or such other place as designated, the Company shall issue and deliver to the Holder of this Note a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

2.6 No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Holder shall be entitled to receive a cash payment into the amount equal the remaining balance of this Note following such conversion. Upon delivery of certificates representing the shares of Common Stock and any payment in lieu of fractional shares, the Company shall be forever released from all its obligations and liabilities under this Note.

2.7 Notwithstanding anything in this Note to the contrary, the Holder may not convert this Note into shares of Common Stock, if after giving effect to the conversion, the Holder would beneficially own greater than 9.9% of the outstanding shares of Common Stock or any other series of capital stock of the Company.

3 Events of Default.

3.1 The following shall constitute “Events of Default.”

(a) The Company’s default in the payment of any part of the principal or interest of the Note when due and payable and such default is not cured by the Company within five (5) business days after the Holder has given the Company written notice of such default.

(b) Upon the occurrence of an “Event of Default” by the Company under that certain Credit Agreement to be executed by an among the Company, Last Chance, Inc., a Nevada corporation (“Last Chance”), and Zante, Inc., a Nevada corporation, each of the financial institutions from time to time listed in Schedule I thereto and Wells Fargo Bank, National Association, a national banking association (the “Administrative Agent”) (as the term Event of Default is defined therein).

(c) Upon the occurrence of an “Event of Default” by the Company under the Security Agreement (as the term Event of Default is defined therein).

(d) The Company, pursuant to or within the meaning of any Bankruptcy Law, (i) files a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets; or (iv) makes a general assignment for the benefit of its creditors; and

(e) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case; (ii) appoints a Custodian of the Company for all, or substantially all its property; or (iii) orders the liquidation of the company, and in any such case the order or decree remains in effect for ninety (90) days.

For purposes of this Section 3, “Bankruptcy Law” shall mean Title 11, U.S. Code or any similar Federal or state law for the relief of debtors, and “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

3.2 Upon the occurrence of an Event of Default as set forth in Section 3.1, the outstanding balance of the Note, together with interest accrued thereon but unpaid, shall commence to bear interest at a rate equal to the Note Rate plus five percent per annum (the “Default Rate”) for the period of time that such Event of Default remains uncured. At the time such Event of Default is cured, the outstanding balance of the Note, together with interest accrued thereon but unpaid, shall again bear interest at a rate equal to the Note Rate.

3.3 If an Event of Default (other than an Event of Default specified in Section 3.1 (d) or (e )) occurs and is continuing, the Holder may, by written notice to the Company (provided that such notice may not be made during the five (5) day cure period provided for in Section 3.1(a)), declare to be immediately due and payable all principal of and accrued interest on this Note. Such amount shall become immediately due and payable without presentment, demand, protest and notice of any kind or of dishonor, all of which are hereby expressly waived. If an Event of Default specified in Section 3.1 (d) or (e) occurs, such amount shall become and be immediately due and payable without any declaration or other act on the part of the Holder. Upon payment of such principal amount and interest, all of the Company’s obligations under this Note shall terminate, and this Note shall be canceled and delivered by Holder to the Company.

3.4 Upon the occurrence of an Event of Default, the Company agrees to pay to Holder all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Holder in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof for the benefit of the Borrowers. In the event legal action is commenced for the collection of any sums owing hereunder, the Company agrees that any judgment issued as a consequence of such action against the Company shall bear an interest rate equal to that of the Default Rate until fully paid.

3.5 The Holder may waive an existing Default or Event of Default and its consequences by stating so in writing. None of the provisions hereof and none of the Holder’s rights or remedies on account of any past or future defaults shall be deemed to have been waived by the Holder’s acceptance of any past due payment or by an indulgence granted by the Holder to the Company. The Company waives presentment, demand, protest and notice of every kind. It is agreed that time is of the essence of this Note.

4 Security.

This Note is secured under that certain Security Agreement (the “Security Agreement”), dated as of March 25, 2004, by and among the Company, Last Chance and Holder. Reference is hereby made to the Security Agreement for a description of the nature and extent of the security for this Note and the rights with respect to such security of the Holder.

5 Subordination.

The obligations evidenced by this Note and the rights and remedies of the Holder under this Note shall be subordinated as set forth in the Subordination Agreement to be executed by and between the Holder and the Administrative Agent.

6 Assignment.

Neither this Note or any rights or obligations hereunder may be assigned by Holder without the prior written consent of the Company. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties.

7 Waiver and Amendment.

Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the Holder.

8 Notices.

Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been duly given if personally delivered or if telegraphed or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and will be deemed to have been received when delivered.

9 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

10 Severability. If any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired

11 Headings; References.

All headings used herein are used for convenience only and will not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

IN WITNESS WHEREOF, the parties have caused this Note to be issued on March 25, 2004.

COMPANY:

THE SANDS REGENT, a Nevada corporation

By:	/s/ FERENC B. SZONY
Ferenc B. Szony
President and Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(TO BE SIGNED ONLY UPON CONVERSION OF NOTE)

THE SANDS REGENT

The undersigned, the Holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Stock of The Sands Regent, a Nevada corporation, to the extent of $             unpaid principal amount of such Note and any accrued but unpaid interest thereon, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                     .

Dated:

Holder:

(Signature must conform in all respects to name of Holder as specified on the face of the Note)

(Address)